UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
January 17, 2007
Date of Report (Date of earliest event reported)
CEPHEID
(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
904 Caribbean Drive, Sunnyvale, CA                            94089

(Address of principal executive offices)                      (Zip Code)
(408) 541-4191

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On January 17, 2007, Cepheid entered into a Sublicense Agreement (the “Sublicense Agreement”) with bioMérieux S.A. (“bioMérieux”), pursuant to which bioMérieux granted Cepheid a non-exclusive, worldwide, irrevocable sublicense to certain patents that relate to the diagnosis of methicillin resistant staphylococcus aureus (“MRSA”). The patents are owned by Kainos Laboratories Inc. and Professor Keiichi Hiramatsu, and have been exclusively licensed to bioMérieux, with the right for bioMérieux to sub-license.
     Under the Sublicense Agreement, and subject to certain limitations set forth therein, Cepheid will be able to use the licensed rights to develop and sell products for use in connection with its GeneXpert® and SmartCycler® platforms. In exchange for such rights, Cepheid agreed to pay an initial license fee of $3.0 million euros and to pay quarterly royalties based on net product sales during the term of the Agreement, which expires when the last of the patents licensed under the agreement expires.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cepheid

Date: January 22, 2007	By:	/s/ John R. Sluis

Name: John R. Sluis Title: Chief Financial Officer